Exhibit 11(b)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm in the Statement of Additional Information constituting part of Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of Fidelity Advisor Series I:
Fidelity Advisor TechnoQuant Growth Fund and Fidelity Advisor Growth & Income Fund under the heading "Auditor" in the Statement of Additional Information.

        /s/PRICE WATERHOUSE LLP
Boston, Massachusetts     PRICE WATERHOUSE LLP
November 25, 1996